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El Paso
Natural Gas Company                                          NEWS
_________________________________________________________________
P.O. Box 1492                         Contact: Norma F. Dunn, CPA
El Paso, Texas 79978                               Vice President
                                      Investor & Public Relations
                                           Office: (915) 541-5443





FOR IMMEDIATE RELEASE

        DELAWARE CHANCERY COURT DECISION RESULTS IN
          $12 MILLION FIRST QUARTER CHARGE

EL PASO, TEXAS, March 30, 1994 -- El Paso Natural Gas Company (NYSE:EPG) announced today that it will take a first quarter charge of approximately $12 million after-tax, or $0.33 per share, to cover the Company's potential exposure pursuant to a legal decision rendered late yesterday in favor of Amoco Production Company in the Delaware Chancery Court.

     The Court's decision supports Amoco's claim to lower gathering rates for certain of its production for the period dating back to November 1988. Additional briefs have been requested to determine the amount of refunds to which Amoco may be entitled. Management does not expect the outcome of this matter to have a materially adverse effect on the Company's financial condition or future results of operations.

     EPG intends to appeal.

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